UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

DRI Corporation

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas		75240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 378-8992

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01	Entry into Material Definitive Agreement.

On January 27, 2012 (the “Effective Date”), Mobitec AB, our wholly-owned Swedish subsidiary, and Svenska Handelsbanken AB, a Swedish bank (“Handelsbanken”), entered into an amendment (the “Amendment”) to Mobitec AB’s existing supplementary overdraft facility with Handelsbanken (the “Supplementary Overdraft Facility”). Immediately prior to the execution and delivery of the Amendment, the Supplementary Overdraft Facility was scheduled to terminate on January 31, 2012. The Amendment extends the Supplementary Overdraft Facility for the period commencing February 1, 2012 and terminating June 30, 2012.

At this time, we do not expect the Amendment to cause there to be a material change in our cost of capital.

The material terms of the Amendment are described in Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On the Effective Date, Mobitec AB and Handelsbanken entered into the Amendment for the purpose of extending the term of the Supplementary Overdraft Facility, which was scheduled to expire on January 31, 2012 prior to the execution and delivery of the Amendment, for the additional period commencing on February 1, 2012 and terminating on June 30, 2012. Except as otherwise provided in the Amendment, the terms and conditions of the Supplementary Overdraft Facility remain unchanged and in full force and effect.

The description of the material terms and conditions of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Contract A Supplementary Overdraft Facility, dated as of January 27, 2012, by and between Mobitec AB and Svenska Handelsbanken AB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012

DRI CORPORATION

	By:	/s/ KATHLEEN B. OHER
Kathleen B. Oher
Vice President, Chief Financial Officer, Treasurer, and Secretary